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                                                                     Exhibit 10C
                           MFN FINANCIAL CORPORATION

                             AMENDED AND RESTATED
               1989 STOCK OPTION AND INCENTIVE COMPENSATION PLAN

 (As approved by the United States Bankruptcy Court for the Northern District
      of Illinois pursuant to Section 303 of the General Corporation Law of the State of Delaware on March 10, 1999)


1.   PREAMBLE

     MFN FINANCIAL CORPORATION (the "Company") (formerly known as Mercury Finance Company) hereby amends and restates the Mercury Finance Company 1989 Stock Option and Incentive Compensation Plan, which was established in 1989 to assist the Company in attracting, motivating and retaining officers, directors and other key employees by (a) providing incentives based upon and to promote the long-term success of the Company; and (b) increasing the identification of these officers, directors and key employees with the Company and its stockholders through increased ownership of Common Stock.

2.   DEFINITIONS AND RULES OF CONSTRUCTION

     2.01 "Board" or "Board of Directors" means the board of directors of the Company.

     2.02 "Committee" means the committee appointed to administer the Plan in accordance with Section 4.

     2.03 "Common Stock" means the common stock of the Company, par value $.01 per share.

     2.04 "Company" means MFN Financial Corporation, a Delaware corporation, and any successor thereto.

     2.05 "Fair Market Value" of a share of Common Stock on any particular date equals (a) the average of the closing bid and asked prices of the Common Stock, as quoted by NASDAQ on such date, or (b) if the Common Stock is listed on national stock exchange or on the NASDAQ National Market on such date, its closing price on that date on the principal exchange or market on which it is listed, or (c) if, on such date, the Common Stock is not quoted or traded, a Fair Market Value fixed by the Committee at an amount that, in the Committee's reasonable determination, represents the fair market value of the Common Stock on such date.

     2.06 "Median Value" of a Performance Unit means the amount that will be paid with respect to the Unit at the end of a Performance Cycle if the median Performance
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           Goal for that Cycle is achieved. A Unit's Median Value will be determined by the Committee when the Unit is granted.

     2.07 "Option" means the right of a Participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

     2.08 "Option Date" means the date upon which an Option is granted to a Participant.

     2.09 "Option Price" per share of Common Stock means the price per share at which an Option may be exercised and equals the Fair Market Value of a share of Common Stock on the Option Date.

     2.10 "Participant" means an individual to whom an Option or Performance Unit has been granted under the Plan.

     2.11 "Performance Cycle" or "Cycle" means, with respect to any Performance Unit, a period of three (3) consecutive calendar years specified by the Committee.

     2.12 "Performance Goal" means the performance objective that is used to determine the value of a Participant's Performance Units at the conclusion of a Performance Cycle. Performance Goals established by the Committee may include return on stockholder equity, return on assets, earnings per share and/or such other goals as may be established by the Committee in its discretion and reflecting the Company's long-term performance objectives.

     2.13 "Performance Unit" or "Unit" means a bookkeeping unit used to quantify awards to Participants.

     2.14 "Plan" means the MFN Financial Corporation Amended and Restated 1989 Stock Option and Incentive Compensation Plan, as set forth herein and as from time to time amended.

     2.15 "Subsidiary" means any corporation in which the Company directly or indirectly owns a majority interest.

     2.16  Rules of Construction

           2.16.1 Governing Law. The construction and operation of this Plan are governed by the laws of the State of Illinois.

           2.16.2 Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

           2.16.3 Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons of any gender.

           2.16.4 "Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.


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          2.16.5  Severability.  If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consonant with its purposes.

3.   STOCK SUBJECT TO THE PLAN

     Except as otherwise provided in Section 8, the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options granted under this Plan and in payment for Performance Units may not exceed 950,000 shares. Reserved shares may be authorized but unissued shares, or may be treasury shares, in the Committee's discretion. If any Options granted under this Plan are cancelled or forfeited or otherwise expire for any reason without having been exercised in full, the shares not purchased under the expired Options will again be available for purposes of this Plan. No "covered employee" (as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) shall be granted more than 500,000 shares of Common Stock in any calendar year with respect to a stock option.

4.   ADMINISTRATION

     4.01 The Committee. The Committee that administers the Plan shall consist of not fewer than two (2) members of the Board of Directors who are non-employee directors within the meaning of Securities and Exchange Commission Rule 16b-3(b)(3)(i). Such persons may be appointed from time to time by the Board. The Board may remove any member, with or without cause, upon written notice to the member and may fill any vacancy occurring in the membership of the Committee.

     4.02 Powers of the Committee. In addition to any other powers set forth in this Plan, the Committee has the following powers:

           (a)  to construe and interpret the Plan;

           (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

           (c) subject to the express provisions of the Plan, to determine the individuals who will receive Options or Performance Units, the times when they will receive them, the number of shares to be subject to each Option, the Option Price applicable to each Option, the Performance Goal applicable to each Performance Unit, and the Median Value of each Performance Unit;

           (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Option or Performance Unit; and


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           (e)  generally, to administer the Plan, to make recommendations to the Board, and to take all such steps and make all such determinations in connection with the Plan as it may deem necessary or advisable.

     4.03 Action by the Committee. All determinations of the Committee are made by a majority vote of its members. The Committee's determinations are final and binding on all Participants.

5.   GRANT OF OPTIONS AND PERFORMANCE UNITS

     5.01 Eligibility. The Committee may from time to time grant Options and Performance Units to any officer or other key employee of the Company or any Subsidiary who in the opinion of the Committee, is in a position to make significant contributions to the management, operation or development of the business of the Company, or any Subsidiary. Subject to ratification by the Board, the Committee may also grant Options to non-employee directors.

     5.02  Award of Options and Performance Units.  Each award under Section
           5.01 of this Plan will consist of Options or Performance Units or both in such combination as the Committee may determine. Unless otherwise expressly provided by the Committee in any specific instance, the action of the Committee in selecting an individual to receive an award, determining the number of shares subject to the Option and the number of Performance Units granted and setting the Option price and Median Value of Units constitutes the granting of the Option. The date of the Committee's action is the Option Date applicable to the Option. If an Option is granted on a day other than business day, the Option Date is the last preceding business day.

     5.03 Establishment of Performance Goals. When Performance Units are granted to a Participant, the Committee will establish minimum, median and optimum Performance Goals applicable to the Units and the three (3) year Performance Cycle over which the achievement of the goals is to be measured. Performance Goals may vary for different Participants.

6.   EXERCISE OF OPTIONS

     6.01 Manner of exercise. To exercise an Option in whole or in part, a Participant must give written notice to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. With the consent of the Committee, a Participant may present shares of Common Stock that he already owns in payment of the Option Price (based upon the Fair Market Value of such shares on the date of exercise); provided that such Common Stock has been held by the Participant for at least six months.

     6.02 Termination of employment. Except as otherwise provided in the form of option agreement or in Section 6.03, (i) a Participant whose employment with the Company (including its Subsidiaries) terminates for any reason may not exercise


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           any Options after he ceases to be an employee or director of the
           Company, and (ii) any Options that are not exercised while the Participant is an employee or director are forfeited. Options are not, however, affected by a change of employment if the Participant continues to be an employee of the Company or a Subsidiary, and a leave of absence granted by the Company or a Subsidiary is not a termination of employment, unless the Committee determines otherwise. As to a qualified director, the foregoing termination provisions shall not apply if, having ceased to be a director, he immediately becomes an employee or consultant of the Company or one of its Subsidiaries, in which case termination shall occur when he ceases to be an employee or consultant.

     6.03 Effect of normal retirement, death or disability. Except as otherwise provided in the form of option agreement, if the Participant ceases to be an employee or director by reason of his normal retirement under the Company's standard personnel practices, death or total and permanent disability (as determined by a physician selected by the Committee) after the date on which he was granted an Option, his outstanding Options may be exercised by himself or, in the event of his death, by his executor or administrator, at any time within three (3) months after his termination (but not beyond the term of the Option).

     6.04 Sequence of Exercise. Except as otherwise determined by the Committee at the time of grant, Options granted to a Participant under this Plan may be exercised in any order and need not be exercised in the order in which such Options or any incentive options (as described in Section 422A of the Internal Revenue Code of 1954, as amended) granted to a participant under any other plan of the Company or any parent, Subsidiary or predecessor of the Company, were granted. Options awarded under this Plan are independent of, and are not subject to, any options or restrictions contained in any other plan of the Company or any parent, Subsidiary or predecessor of the Company.

7.   PAYMENT FOR PERFORMANCE UNITS

     7.01 Valuation of Performance Units. After the completion of each Performance Cycle, the Committee will value Performance Units granted with respect to that Cycle. The value of each Performance Unit will equal-

           (a) zero, if the minimum Performance Goal established for the Cycle has not been achieved,

           (b) fifty percent (50%) of the Unit's Median Value, if the minimum Performance Goal for the Cycle has been achieved,

           (c) one hundred percent (100%) of the Unit's Median Value, if the median Performance Goal for the Cycle has been achieved,

           (d) one hundred fifty percent (150%) of the Unit's Median Value, if the optimum Performance Goal for the Cycle has been achieved or exceeded, or


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           (e)  a prorated percentage of the Unit's Median Value between fifty percent (50%) and one hundred percent (100%), and between one hundred percent (100%) and one hundred fifty percent (150%), if the performance for the Cycle falls, respectively, between the minimum and median or the median and optimum Performance Goals for the Cycle.

     7.02 Payment of Performance Unit value. A Participant is entitled to receive payment for his Performance Units if he is employed by the Company or a Subsidiary on the last day of the Performance Cycle with respect to which the Units were issued. The amount of this payment equals the value of a single Unit, determined in accordance with
           Section 7.01, multiplied by the number of the Participant's Units issued with respect to the Performance Cycle. Payment will be made by the Company as soon as practicable after the completion of the Performance Cycle. Payment will, in the Committee's sole discretion, be made in cash or in shares of Common Stock, valued at their Fair Market Value on the date preceding the date of payment, or in a combination of cash and shares. Shares distributed in payment for Performance Units reduce the total number of shares available under the Plan.

     7.03 Effect of normal retirement, death or disability. If a Participant's employment terminates by reason of his normal retirement under the Company's standard personnel practices, death or total and permanent disability (as determined by a physician selected by the Committee) after the date on which he was granted Performance Units, he (or his estate, in the event of his death) will be entitled to payment for any Performance Units that he holds that were issued with respect to any uncompleted Performance Cycle and have not previously been forfeited. At the end of the year of his retirement, death or disability, the Committee will value his Units by determining the extent to which the Performance Goals for the years comprising the partial Performance Cycle have been achieved and applying the valuation formula in Section 7.01. The resulting per-Unit value will then be multiplied by one-third (1/3), if one year of the Cycle has been completed, or by two-thirds (2/3), if two (2) years of the Cycle have been completed. Payment will be made to the Participant or, in the event of his death, to his estate, as soon as practicable after his Units have been valued. Payment may be made in cash or in Common Stock in the manner provided by Section 7.02.

     7.04 Effect of other termination of employment. Except as otherwise provided in Section 7.03, 7.05 and 9, if a Participant's employment with the Company (including its Subsidiaries) terminates for any reason, any Performance Units that he holds with respect to uncompleted Performance Cycles are immediately forfeited. Units are not, however, affected by a change of employment if the Participant continues to be an employee of the Company or a Subsidiary, and a leave of absence granted by the Company or a Subsidiary is not a termination of employment, unless the Committee determines otherwise.

     7.05 Effect of corporate reorganization. Upon (i) the dissolution or liquidation of the Company, (ii) the declaration by the board of directors (or, if sought, the approval


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          of the Company's stockholders) of a distribution by the Company to its stockholders of stock of a "significant subsidiary" of the Company, as defined in the rules and regulations of the Securities and Exchange Commission, or (iii) or the Company becoming a party to a merger or consolidation in which it is not the surviving corporation, all Performance Units granted with respect to Performance Cycles that have not yet been completed will be valued in the manner set forth in
          Section 7.03, and payment for these Units will be made to Participants as soon as is practicable thereafter.

8.   ADJUSTMENTS TO REFLECT CHANGES IN CAPITAL STRUCTURE

     If (a) the Common Stock is recapitalized, reclassified, split or consolidated or (b) the outstanding shares of the Common Stock are exchanged for a different number or class of shares of the stock or other securities of the Company or for shares or other securities of another corporation or (c) any distribution (other than a cash dividend) is made to holders of the Common Stock, the Committee may make such adjustments as it deems appropriate and equitable to the terms of any outstanding Options, or to the Median Value of any outstanding Performance Units whose value is based upon the value of a share of Common Stock. The Committee's determination of any such adjustments is binding on the Company and on all holders of Options or Performance Units.

9.   CHANGE IN CONTROL

     If any person, corporation or other entity or group thereof (the "Acquiror"), directly or indirectly makes an acquisition (an "Acquisition"), other than by merger or consolidation or purchase from the Company, of the beneficial ownership (as that term is used in Section 13(d)(1) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of shares of the Company which, when added to any other shares the beneficial ownership of which is held by the Acquiror, shall have more than thirty (30) percent of the votes that are entitled to be cast at meetings of stockholders as to matters on which all outstanding shares are entitled to be voted as a single class, then any Options shall become immediately vested and fully exercisable and any Performance Units granted with respect to Performance Cycles that have not yet been completed will be valued as of the date of Acquisition and paid in the manner set forth in Section 7.05.

10.  NON-TRANSFERABILITY OF OPTIONS AND PERFORMANCE UNITS

     Options and Performance Units granted under the Plan are not alienable or transferable by a Participant, voluntarily or involuntarily, other than by will or by the laws of descent and distribution. During a Participant's lifetime, his Options may be exercised only by him, except that if a conservator or guardian is appointed for the Participant, such conservator or guardian may exercise such Options. Notwithstanding the foregoing, the Committee may in its discretion authorize transfer of an Option to the spouse or members of the immediate family of a Participant or trust or family partnerships for the benefit of such persons.


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11.  RIGHTS AS STOCKHOLDER

     No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.

12.  PLAN NOT A CONTRACT OF EMPLOYMENT

     Nothing in this Plan or in any Option or Performance Unit granted hereunder confers any right to continue in the employ of the Company or any of its Subsidiaries or interferes in any way with the right of the Company or any of its Subsidiaries to terminate any person's employment at any time.

13.  STATUS OF PARTICIPANTS' CLAIMS

     This Plan is not funded in any manner. The Company's obligation to make payments under the Plan does not create any lien on, or security interest in, any property of the Company, and no Participant or other person has greater rights than those of an unsecured general creditor in enforcing claims for payment under the Plan.

14.  INVESTMENT REPRESENTATIONS

     The Committee may require any person in whose name shares are issued upon the exercise of an Option or payment of a Performance Unit to represent that all shares so acquired are purchased for investment and not with a view to distribution or resale.

15.  LEGAL RESTRICTIONS

     The Company will not be obligated to issue shares of Common Stock or make any payment if the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Company Stock may be listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements.

16.  WITHHOLDING TAXES

     The Company may require a Participant, as a condition of exercise of an Option or receipt of payment in respect of a Performance Unit, to pay or reimburse any taxes which the Company determines it is required to withhold in connection with the grant, exercise or payment of the Option or Performance Unit. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Stock of the Company which would otherwise be acquired upon the exercise of the Option.


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17.  AMENDMENT OF THE PLAN

     The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part, but no amendment shall disqualify the Plan from the exemption provided by Securities and Exchange Commission Rule 16b-3. In addition no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or regulatory authority.

18.  EFFECTIVE DATE AND TERMINATION OF PLAN

     18.01 Effective Date. This Restatement is effective as of March __, 1999, the effective date of the approval of the Bankruptcy Court of the Northern District of Illinois as if approved by unanimous consent of the Directors and stockholders.

     18.02 Termination of the Plan. The Board of Directors may terminate the Plan at any time with respect to any shares not yet subject to Options. Unless terminated earlier by the Board of Directors, the Plan will terminate ten years from the effective date of this Restatement. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Options or Performance Units granted before termination.


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